Exhibit 10.13

EXHIBIT B

SALARY CONTINUATION AGREEMENT

This Salary Continuation Agreement (“Agreement”) is entered as of the dated signed below, by and between UFG Holdings LLC and its Subsidiaries (collective, the “Company”) and Jeremy Prahm, an individual and resident of Minnesota (“I”):

1. Receipt of Confidential Information and Trade Secrets. I understand that during my employment by the Company, and in exchange for my agreement herein, I will be provided with access to confidential information relating to the Company’s actual clients, customers, business and employees, anticipated and targeted clients and customers, the Company’s methods of doing business, information related to the Company’s research or development of potential customers or vendors, its methods of using technology and business information of all types which may include, without limitation, information pertaining to current and potential customers, accounts, vendors, prices, costs, business plans, market research, sales, marketing, business and pricing plans or strategies, proposed or planned products or services, security procedures, practices and data; company specific reports and/or data, performance related data and reports, salary/compensation information, customer lists, pricing practices and lists, operational processes and techniques, financial information, financial reports and business plans, inventions, discoveries, employee contracts and records as well as company tailored computer hardware and software and business forms, proprietary training and training materials, internal memoranda, and other records of the Company including electronic and data processing files and records designated as confidential or a “Trade Secret” and/or constituting a trade secret under any governing law or any other proprietary information not generally available to the public that the Company considers confidential information; collectively this information is hereinafter referred to as the “Confidential Information.” I agree to observe all Company policies and procedures concerning such Confidential Information, and with any written agreement I have made for the benefit of the Company regarding Confidential Information.

2. Condition of Employment. I understand and have been advised that the important and proprietary nature of the Company’s Confidential Information and the nature of my position with the Company requires that the Company to condition my employment with the Company and the related disclosure of this Confidential Information on my consent to the terms of this Agreement, to include my promises contained herein during the Salary Continuation Period defined below upon my separation from the Company.

3. Exclusive Service and Protection of Confidential Information. During my employment by the Company I agree to devote my full time and attention to the business of the Company; to protect the Company’s Confidential Information; and not to share the Confidential Information outside the Company.

4. Option to Enforce Restrictive Covenants in Exchange for Salary Continuation. I acknowledge that the Company has given or will give me access to significant portions of the Company’s Confidential Information and to proprietary information which is important to the operation of the Company and which is not publicly available. I agree that it would difficult or impossible for me to work in a similar position for a competitor without inadvertently disclosing some of the Confidential Information to my new employer. Should I voluntarily end my employment, I agree that the Company is entitled to, at its sole option, take additional steps to protect the Company’s Confidential Information, goodwill and client and employee relationships, by exercising its right to place me on salary continuation. If the Company elects to place me on salary continuation, they will notify me in writing within 30 days of separation date that I will be paid my regular salary (excluding bonuses or other incentive compensation) and receive my regular benefits for a period of their choosing, not to exceed 6 (“six”) months from the date of my resignation or termination (the “Salary Continuation Period”). For the term of the Salary Continuation Period, I agree as follows:

a.

During the Salary Continuation Period, I will not, call on, contact or solicit any customer or customer-generating contact with whom I worked or had contact with while at the Company for the purpose of selling or providing services in competition with the Company.

b.

Without limiting the generality of (a) above, I will not contact any customer with whom the Company was doing business at the time of my termination for any reason during the Salary Continuation Period.

c.

During the Salary Continuation Period, I will not contact any party with whom the Company has a contractual relationship (a “Counterparty”), and with whom I had contact with on behalf of the Company, for the purposes of causing the counterparty to (1) alter its relationship with the Company in any manner, or (2) request or suggest that the Counterparty enter into a business relationship with a competitor of the Company on terms and conditions identical or similar to the terms and conditions upon which the Counterparty does business with the Company, unless those terms and conditions are standard and/or public. For clarity, the purpose of (2) is to prevent me from authorizing or suggesting to a Counterparty that they provide information to a competitor of the Company which would otherwise be considered Confidential Information.

d.

During the Salary Continuation Period, I will not accept a position which would place me directly or indirectly in competition with the Company, including as a consultant, contractor or temporary employee, unless such position can be performed without contacting any customer, proposed customer or Counterparty of the Company, without using information or data obtained by me during my employment with the Company, and without disclosing (directly or indirectly) the terms of any products, marketing plans or contractual arrangement of the Company which have not previously been made public.

e.

During the Salary Continuation Period, I will not, directly or indirectly, solicit or encourage any Company employees I worked with at the Company to seek employment elsewhere, or directly or indirectly use any non-public information regarding employees of the Company which I obtained during the course of my employment for the purpose of soliciting, encouraging or recruiting employees of the Company to seek employment elsewhere, including information regarding performance or compensation at the Company.

5. Enforcement.

a.

I agree that the limited restrictive covenants in Paragraph 4 above are reasonable and necessary and narrowly drawn to protect the Company’s Confidential Information and its goodwill and client and employee relationships. Further, I acknowledge that the Company’s remedy at law for a breach of any provisions of the covenants contained in Paragraph 4 will be inadequate and that, in addition any other remedies it may have in the event of breach, the Company shall be entitled to temporary and permanent injunctive relief.

b.

If I violate the limited restrictive covenants in Paragraph 4 above and the Company brings legal action for injunctive or other relief, the parties agree that the injunctive relief may be granted and shall be in addition to any damages awarded and that the Company shall be entitled to cease all salary payments and benefits coverage and recover any monies I was paid during my period of breach, and recover its attorney’s fees and expenses including any expert fees required to prove a breach of the covenants.

c.

If any court shall determine that the scope, duration or other limitations of the restrictions contained in paragraph 4 above are unenforceable, it is the intention of the parties that the restrictive covenants in paragraph 5 herein shall be reformed to the extent required to render them valid and enforceable and the parties jointly agree to such reformation.

6. Representations and Additional Agreements of Employee. I acknowledge and agree that the restrictions contained in Paragraphs 4 above are reasonable in all respects and are essential to the protection of the Company’s current and ongoing business. Further, I represent that the enforcement of such restrictions will not interfere with my ability to earn a living or secure employment during the Salary Continuation Period. Further, I agree to disclose the content of the restrictions contained in Paragraph 4 above to any prospective employer during the Salary Continuation Period.

7. Applicable Law, Jurisdiction and Choice of Venue. This Agreement shall be construed under and in accordance with the laws of the State of Delaware.

8. Attorney’s Fees. The prevailing party in any cause of action brought hereunder, pursuant hereto or in connection herewith, including, without limitation, any action for declaratory or equitable relief, shall be entitled to recover from the non-prevailing party reasonable attorney’s fees, expenses and costs of suit incurred by the prevailing party in such action.

UFG HOLDINGS, LLC		EMPLOYEE:

By:	/s/ Steven McClellan	/s/ Jeremy Prahm
Name and Title: Steven McClellan – President

Dated: December 2, 2015		Dated: December 3, 2015

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